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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K



                           Current Report Pursuant to
                           Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 2, 2000
                                                         -----------------------

                              Caldera Systems, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                                                        77-0059951
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        (Commission File Number)            (I.R.S. Employer Identification No.)


   240 West Center Street, Orem, Utah                     84057
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(Address of Principal Executive Offices)               (Zip Code)

                                 (801) 765-4999
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              (Registrant's Telephone Number, Including Area Code)


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Item 5.           Acquisition or Disposition of Assets

                  On August 1, 2000, Caldera Systems, Inc. ("Caldera"), Cyclone, Inc. ("Newco"), and The Santa Cruz Operation, Inc. ("SCO") entered into an Agreement and Plan of Reorganization (the "Acquisition Agreement"). As a result of the acquisition (the "Acquisition"), SCO will receive a 28% interest of Caldera, Inc., which is estimated to be an aggregate of approximately
                  17.54 million shares of Caldera stock (including approximately 2 million shares reserved for employee options assumed by Caldera for options currently held by SCO employees joining Caldera), and $7 million in cash. In conjunction with the Acquisition, The Canopy Group, Inc., a major stockholder of Caldera, has agreed to loan $18 million to SCO.

                  A copy of Caldera's and SCO's joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

                  In addition, certain stockholders of SCO and certain stockholders of Caldera have entered into Voting Agreements to vote in favor of the Acquisition and against certain other matters (the "Voting Agreements").

                  The Acquisition is intended to constitute a reorganization under Section 351 of the Internal Revenue Code of 1986, as amended, and to be accounted for as a purchase transaction. Consummation of the Acquisition is subject to various conditions, including, among other things, receipt of the necessary approvals of the stockholders of Caldera, stockholders of SCO and certain regulatory bodies.

                  The foregoing description of the Acquisition Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Acquisition Agreement and the Voting Agreements, copies of which will be filed with the Securities and Exchange Commission at a later date in an appropriate filing.

                  All stockholders should read the joint proxy statement/prospectus concerning the Merger that will be filed with the SEC and mailed to stockholders. The joint proxy statement/prospectus will contain important information that stockholders should consider before making any decision regarding the Acquisition. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about Caldera and SCO, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus will also be available, without charge, by contacting the Secretary of the appropriate company.

                  CERTAIN INFORMATION CONCERNING PARTICIPANTS

                  Caldera and certain other persons named below may be deemed to be participants in the solicitation of proxies of Caldera stockholders to adopt and approve the Acquisition Agreement, to approve the Acquisition and to approve the issuance of



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                  Newco Common Stock. The participants in this solicitation may include the directors of Caldera (Ransom H. Love, Ralph J. Yarro III, Dale R. Boyd, John R. Egan, Edward E. Iacobucci, Raymond J. Noorda, Thomas P. Raimondi, Jr. and Steve Cakebread) and the officers of Caldera (Ransom H. Love, Chief Executive Officer and President, Alan J. Hansen, Chief Financial Officer, Drew A. Spencer, Chief Technology Officer, Richard C. Rife, Vice President and General Counsel, Royce D. Bybee, Senior Vice President of Sales and Marketing, Benoy Tamang, Vice President of Business Development, R. Dean Taylor, Vice President of Marketing, Darren Davis, Vice President of Engineering, John Thomas, Vice President of Support Services and Walter D. Hammond, Vice President of Operations and Information Systems. The aforementioned directors and officers of Caldera, as a group, may be deemed to beneficially own approximately 89.1% of Caldera's outstanding common stock or securities convertible into common stock.

Item 7.           Financial Statements Pro Forma Financial Information and
                  Exhibits

                  (c)      Exhibits

                           99.1 Press release dated August 2, 2000.

         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Caldera Systems, Inc.
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                                      (Registrant)

                                      By:    /s/ ALAN J. HANSEN
                                             -----------------------------------
                                      Name:  Alan J. Hansen
                                      Title: Chief Financial Officer

Dated:  August 2, 2000


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                                 EXHIBIT INDEX


Exhibit No.                       Description
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    99.1              Press release dated August 2, 2000.